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                                                                    Exhibit 23.2




Consent of independent public accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 2001 incorporated by reference in Winmark Corporation's (formerly Grow Biz International, Inc.) Form 10-K for the year ended December 30, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
January 22, 2002